EXHIBIT 23.2

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use in this Registration Statement on Form S-8 of our report dated April 10, 2004 (except as to Note 19 as to which the date is August 5, 2004) with respect to the financial statements of Headliners Entertainment Group, Inc. and Subsidiaries for the years ended December 31, 2003 and 2002.


                                  /s/ Rosenberg Rich Baker Berman & Co.
                                  -------------------------------------
                                  Rosenberg Rich Baker Berman & Co.
                                  Certified Public Accountants

Bridgewater, New Jersey
June 7, 2005